SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 31, 2004

(Date of report)

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-31275	59-3635262
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

855 Dunbar Avenue

Oldsmar, FL 34677

(Address of Principal Executive Offices)

(727) 548-8345

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry in Material Definitive Agreement; and

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2004, Vertical Health Solutions, Inc., through its wholly-owned subsidiary, Drug Depot, Inc. (“Drug Depot”), entered into an agreement with T&L Pharmacies, Inc., a Florida corporation (“T&L Pharmacies”), pursuant to which Drug Depot acquired substantially all of the assets of T&L Pharmacies (other than accounts receivable and cash), effective as of such date. T&L Pharmacies is a Largo, Florida retail and compounding pharmacy which does business under the name Advanced Pharmacy Solutions. The purchase price for such assets consisted of (i) $215,000, (ii) an additional approximate amount of $56,500 in payment of the value of fixed assets and inventory; and (iii) a promissory note in the amount of $215,000, with interest at 7% per year, amortizable over 36 months.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

To be filed by amendment.

(b)	Pro forma financial information.

To be filed by amendment.

Exhibit Number	Description
10.1	Asset Purchase Agreement between Drug Depot, Inc. and T&L Pharmacies, Inc., dated as of October 31, 2004.

10.2	Promissory Note dated as of October 31, 2004, in favor of T&L Pharmacies, Inc.

[remainder intentionally blank]

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

	By:	/s/ STEPHEN M.WATTERS
Stephen M. Watters,
Chief Executive Officer

Dated: November 4, 2004

3